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Exhibit 10.2

ASSET TRANSFER AGREEMENT

by and between

PERMIAN BASIN WELL SERVICES, LLC
(TRANSFEROR)

and

RESACA EXPLOITATION, INC.
(TRANSFEREE)

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 EXHIBITS

Exhibit "A"	Personal Property
Exhibit "B"	Real Property
Exhibit "C"	Allocated Values
Exhibit "D"	Warranty Deed
Exhibit "E"	Bill of Sale

H-ii

 ASSET TRANSFER AGREEMENT

        This Asset Transfer Agreement (the "Agreement") is entered into on this the 6th day of July, 2009, by and between Permian Basin Well Services, LLC, a Texas limited liability company ("Permian Basin"), and Resaca Exploitation, Inc., a Texas corporation ("Resaca"). Permian Basin is sometimes hereinafter referred to as "Transferor" and Resaca is sometimes hereinafter referred to as "Transferee." Permian Basin and Resaca are sometimes together referred to herein individually as a "Party" or collectively as "Parties."

 R E C I T A L S

        WHEREAS, Permian Basin owns certain real property, mobile workover rigs and related assets more fully described on the exhibits attached hereto; and

        WHEREAS, Permian Basin desires to transfer and Resaca desires to acquire Permian Basin's real property, mobile workover rigs and related assets on the terms and conditions hereinafter provided;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Permian Basin and Resaca do hereby agree as follows:

ARTICLE 1—DEFINITIONS

        As used in this Agreement, certain defined and capitalized terms shall have the meaning as set forth in this Article 1 or provided elsewhere in this Agreement.

        1.1   "Act" shall be as defined in Article 4(l).

        1.2   "Agreement" shall mean this Asset Transfer Agreement between the Parties first set forth above.

        1.3   "Allocated Value" shall mean the dollar amount allocated to the Assets as set forth on Exhibit "C."

        1.4   "Assets" shall mean all of Permian Basin's legal and beneficial right, title and interest in and to the Personal Property and Real Property (except as may constitute Excluded Assets) as described herein.

        1.5   "Assumed Obligations" shall mean with respect to the Assets, all liabilities, duties, and obligations that arise out of the ownership, operation or use of the Assets after the Effective Time. The Assumed Obligations shall expressly not include the Retained Obligations, including the Huerta Litigation, or any other liabilities or obligations of Permian Basin described in Section 2.2.

        1.6   "Bill of Sale" shall be as defined in Section 7.2(b).

        1.7   "Claims" means any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation).

        1.8   "Closing" shall be as defined in Section 9.1.

        1.9   "Closing Date" shall be as defined in Section 9.1.

        1.10 "Common Stock" means common stock, par value $0.01, per share, of Resaca.

        1.11 "Effective Time" shall mean 7:00 a.m., Central Standard Time, on the first day of July, 2009.

        1.12 "Environmental Obligations" shall mean all liabilities, obligations, expenses (including, without limitation, all attorneys' fees), fines, penalties, costs, claims, suits or damages (including natural resource damages) of any nature, associated with the Assets, and attributable to or resulting from:

(a) pollution or contamination of soil, surface water, groundwater or air, on, in, by, from or under the Assets or lands in the vicinity thereof, and any other contamination of or adverse effect upon the environment; (b) clean-up responses, remedial, control or compliance costs, including the required cleanup or remediation of spills, pits, lakes, ponds, or lagoons, including any subsurface or surface pollution caused by such spills, pits, lakes, ponds, or lagoons; (c) noncompliance with applicable land use, permitting, surface disturbance, licensing or notification requirements, including those in a surface or mineral lease, whether an express or implied obligation; (d) violation of any federal, state or local environmental law or land use law; and (e); any and all indemnity obligations of Transferor with respect to the above, along with any and all Claims against Transferor for indemnity with respect to the foregoing.

        1.13 "Equitable Limitations" shall be as defined in Article 4(c).

        1.14 "Exchange Act" shall be as defined in Article 4(x).

        1.15 "Excluded Assets" shall mean the following:

        (a)   all corporate, financial, and tax records of Permian Basin, and those records subject to attorney/client privilege; however, Transferee shall be entitled to receive copies of any tax records which directly relate to any Assumed Obligations, or which are necessary for Resaca's ownership, administration, or operation of the Assets;

        (b)   all Claims and causes of action of Permian Basin arising from acts, omissions or events, or damage to or destruction of the Assets, occurring prior to the Effective Time;

        (c)   all rights, titles, claims and interests of Permian Basin relating to the Assets prior to the Effective Time (i) under any policy or agreement of insurance or indemnity; (ii) under any bond; or (iii) to any insurance or condemnation proceeds or awards; and

        (d)   all of Permian Basin's intellectual property, including, but not limited to, proprietary computer software, patents, trade secrets, copyrights, names, marks and logos.

        1.16 "Huerta Litigation" means (i) the lawsuit styled Maryuri Castilla, individually and as representative of the Estate of Erineo G. Huerta, deceased and as next friend of Bridgette Huerta, a minor child, Beronica Lujan as next friend of Alexandra M. Huerta, a minor child, Zoila Galindo as next friend of Priscila Huerta, a minor child, Eugenia C. Rodriguez as next friend of Erika Huerta and Clarissa Huerta, minor children, and Antonio Huerta and Marina Huerta vs. Permian Basin Well Services LLC, Permian Basin Well Services, LP and Torch Energy Services, Inc. Defendants, Cause No. 5881 in the District Court, 109th Judicial District, Crane County, Texas; and (ii) any Claims related to the lawsuit listed in subsection (i) or the events which are the subject or basis of the lawsuit listed in subsection (i).

        1.17 "Indemnity Claim Notice" shall be as defined in Section 10.4.

        1.18 "Lock-in Agreement" means that certain Lock-in and Orderly Marketing Deed, dated July 16, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Torch E&P.

        1.19 "Notice Period" shall be as defined in Section 10.4.

        1.20 "Permian Basin" shall be as defined in the opening paragraph of this Agreement.

        1.21 "Personal Property" shall mean all legal and beneficial right, title and interest of Permian in and to the following, insofar as the same do not constitute Excluded Assets:

        (a)   the workover rigs, reverse units/tank, power swivels, vehicles (trucks, trailers, construction equipment), shop equipment, and related equipment, all of which is more fully described in Exhibit "A," including without limitation, fishing tools, machinery, spare parts, tools, fire equipment, supplies, other ancillary tools and equipment, and all other equipment and tangible personal property that as of the date of this Agreement relate to or are used in connection with the workover rigs, reverse units/tank, power swivels, vehicles, (trucks, trailers and construction equipment), shop equipment, and related equipment identified on Exhibit "A"; and

        (b)   originals of all books and files relating to the workover rigs, reverse units/tank, power swivels, vehicles, (trucks, trailers and construction equipment), shop equipment, and related equipment including, without limitation, all instruction, maintenance and repair manuals, maintenance and repair logs, mileage records or logs, all warranties from the various manufacturers of the component parts of the workover rigs, reverse units/tank, power swivels, vehicles (trucks, trailers and construction equipment), shop equipment, and related equipment.

        1.22 "Party" and "Parties" shall be as defined in the opening paragraph of this Agreement.

        1.23 "Real Property" shall mean all legal and beneficial right, title and interest of Permian Basin in and to the following, insofar as the same do not constitute Excluded Assets:

        (a)   All real property, land, buildings, structures, fixtures, stations, facilities, improvements, easements, rights-of-way, and other rights and interests in and to real property and appurtenances owned by Transferor as more described in Exhibit "B".

        1.24 "Resaca" shall be as defined in the opening paragraph of this Agreement.

        1.25 "Retained Obligations" shall mean:

        (a)   Claims of any nature or kind including, without limitation, personal injury or wrongful death relating to or arising from the Assets occurring prior to the Effective Time;

        (b)   all Environmental Obligations whether attributed to, or arising from, events occurring before the Effective Time;

        (c)   except as otherwise provided in this Agreement, all other liabilities, duties, and obligations that arise out of the ownership, operation or use of the Assets prior to the Effective Time; and

        (d)   the Huerta Litigation.

        1.26 "SEC" shall be as defined in Article 4(l).

        1.27 "Shares" shall be as defined in Section 3.1.

        1.28 "Torch E&P" means Torch E & P Company, a Delaware corporation.

        1.29 "Torch Share Transfer" shall be as defined in Article 8.

        1.30 "Transferee" shall be as defined in the opening paragraph of this Agreement.

        1.31 "Transferor" shall be as defined in the opening paragraph of this Agreement.

        1.32 "Transfer Price" shall be as defined in Section 3.1.

        1.33 "Warranty Deed'' shall be as defined in Section 7.2(a).

ARTICLE 2—AGREEMENT TO CONVEY

        2.1   Purchase of Assets and Assumption of Assumed Obligations.

        Subject to the terms and conditions of this Agreement, Permian Basin agrees to assign, transfer and convey to Resaca and Resaca agrees to acquire and pay for the Assets and to assume the Assumed Obligations.

        2.2   Retained Obligations.

        Except for the Assumed Obligations, Resaca does not assume and is not in any way liable or responsible for any liabilities or obligations of Permian Basin or its affiliates; it being expressly acknowledged that it is the intention of the Parties hereto that the Retained Obligations and any other liabilities that Permian Basin has as of the date hereof or may have in the future, whether fixed or contingent, whether known or unknown, and not expressly described in the definition of Assumed Obligations shall remain the liabilities of Permian Basin.

        2.3   Shareholder Approval.

        The obligation of Resaca to acquire and pay for the Assets is expressly subject to and condition upon Resaca obtaining shareholder approval of the transactions contemplated herein at its next annual shareholders meeting which shall occur after the Closing. In the event that Resaca's shareholders do not approve the transactions contemplated herein, Resaca shall promptly re-convey the Assets to Permian Basin free and clear of any and all liens and encumbrances and Resaca shall reasonably compensate Permian Basin for the use of the Assets during the time period in which Resaca has ownership thereof. The compensation to be paid to Permian Basin shall be an amount mutually agreeable between the Parties, but in no event shall such compensation be greater than the industry accepted price for any such services during the time period in which Resaca has use of the Assets. Simultaneous with the re-conveyance of the Assets to Permian Basin by Resaca, Permian Basin shall transfer and deliver to Resaca all of the Shares free and clear of any and all liens and encumbrances.

ARTICLE 3—TRANSFER PRICE AND PAYMENT

        3.1  Transfer Price.

        In consideration for the transfer, assignment and conveyance of the Assets to Resaca, subject to the terms and conditions hereof, Resaca agrees to tender and deliver to Permian Basin, in the manner hereinafter provided, a number of shares of Common Stock, which is equal to the aggregate value of the Assets, which the Parties agree is equal to One Million Six Hundred Four Thousand Nine Hundred Ninety-Five Dollars and 00/100 ($1,604,995) minus $11,275.00 for state, local and federal property and ad valorem taxes associated with the Real Property (the "Transfer Price"). Resaca will issue and deliver to Permian Basin at Closing 3,320,250 shares of Common Stock (the "Shares"), which number was determined by dividing the Transfer Price by the July 6, 2007 closing stock price on the AIM market of the London Stock Exchange for Common Stock of .295 British pounds and an assumed exchange rate of 1.627 for a price per United States dollar of 48 cents per share.

        3.2  Allocation of Transfer Price.

        Concurrent with the execution of this Agreement, Transferor and Transferee will agree upon an allocation of the Transfer Price among the Assets, in compliance with the principles of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder. Such allocation of value shall be attached to and incorporated in this Agreement as Exhibit "C." After Transferor and Transferee have agreed on the Allocated Values for the Assets, Transferor will be deemed to have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values. Transferor and Transferee agree (i) that the Allocated Values shall be used by Transferor and Transferee as the basis for reporting asset values and other items for purposes of all federal, state, and local tax returns, including without limitation Internal Revenue Service Form 8594 and (ii) that neither they nor their affiliates will take positions inconsistent with the Allocated Values in notices to government authorities or in audit or other proceedings with respect to taxes.

 ARTICLE 4—TRANSFEROR'S REPRESENTATIONS AND WARRANTIES

        Permian Basin represents and warrants to Resaca as of the date hereof, and the Closing Date that:

        (a)   Permian Basin is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas.

        (b)   Permian Basin has full power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated hereby shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite action on the part of Permian Basin.

        (c)   This Agreement has been duly executed and delivered on behalf of Permian Basin, and constitutes the legal, valid and binding obligation of Permian Basin enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statues, or other similar laws affecting the rights of creditors generally or equitable principles (collectively, "Equitable Limitations"). At the Closing, all documents and instruments required hereunder to be executed and delivered by Permian Basin shall be duly executed and delivered and shall constitute the legal, valid and binding obligations of Permian Basin enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

        (d)   The execution and delivery of this Agreement by Permian Basin does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provisions of Permian Basin's organizational or governing documents, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Permian Basin is a party or by which any of the Assets owned by Permian Basin is bound, (c) violate any provision of or require any consent, authorization, or approval under any judgment, decree, judicial or administrative order, award, write, injunction, statute, rule or regulation applicable to Permian Basin, or (d) result in the creation of any lien, charge or encumbrance of any of the Assets owned by Permian Basin.

        (e)   Permian Basin has good and marketable title to the Assets free and clear of any and all liens, Claims, and encumbrances of any nature and kind.

        (f)    Transferor has caused the Assets to be operated and maintained in a good and workmanlike manner consistent with good oilfield practices, has maintained insurance in force with respect to the Assets, has paid or caused to be paid all costs and expenses in connection therewith.

        (g)   There are no underground storage tanks of any nature or kind located on any of the Real Property.

        (h)   The Personal Property is in good repair, working order and operating condition.

        (i)    There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Transferor threatened against Transferor;

        (j)    The execution, delivery and performance of this Agreement, and the transaction contemplated hereunder has been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise, on the part of Transferor;

        (k)   Transferor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement and the transaction provided herein.

        (l)    Transferor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirements. Transferor acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the "SEC"), nor with the blue sky authority of any state, and Transferor must bear the economic risk of the Shares indefinitely unless such securities are subsequently registered under the Act and the appropriate state blue sky laws or an exemption from such registration is available. Transferor understands that neither the SEC nor the securities administrator of any state has made any finding or determination relating to the fairness of an investment in the Shares and that no such government agency has or will recommend or endorse Transferor's purchase of the Shares.

        (m)  Except for the Torch Share Transfer, an affiliate of Transferor, Transferor is acquiring the Shares for its own account for investment and not with a view to dividing the Shares with others or with a view to or in connection with an offering or any distribution, and that Transferor has no present intention of selling or otherwise disposing of the Shares. Except for Torch Share Transfer, it is the present intention of Transferor to receive and hold the Shares for its own account. Any sale or exchange offer of any of the Shares will not be made in any manner that will violate the Act or any applicable blue sky law. Except for the Torch Share Transfer, Transferor has no contract, understanding, agreement, or arrangement with any person or entity to sell or transfer to any such persons or entities, or to anyone, or to have any such person or entity sell for Transferor any of the Shares and Transferor is not engaged, and does not plan to engage, within the foreseeable future, in any discussion with any person or entity relating to the sale or transfer of the Shares. Except for the Torch Share Transfer, Transferor is not aware of any occurrence, event, or circumstance upon the happening of which it intends to transfer or sell the Shares, or any part thereof, and Transferor does not have any present intention to sell the Shares, or any part thereof, after the lapse of any particular period of time.

        (n)   Transferor acknowledges that it has been furnished all information that it has requested to the extent that it considers necessary and advisable in connection with the acquisition of the Shares. Transferor understands that any financial projections provided by Resaca are based on estimates and assumptions that are inherently uncertain and, though based on assumptions Resaca believes to be reasonable, are subject to significant business, economic and competitive factors and contingencies, all of which are difficult to predict and most of which are beyond the control of Resaca. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

        (o)   Transferor has had an opportunity to ask questions and to receive answers from Resaca regarding the business, properties, and financial condition of Resaca and to obtain additional information (to the extent Resaca possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Transferor or to which Transferor had access.

        (p)   Transferor has adequate means of providing for its current needs and contingencies, is able to bear the substantial economic risks of the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment. Transferor has such knowledge and experience in financial, tax, and business matters so as to enable it to utilize the information made available to it in connection with the sale of the Shares to it by Resaca in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

        (q)   Transferor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

        (r)   The address of Transferor's principal office is 1331 Lamar, Suite 1450, Houston, Texas 77010.

        (s)   Transferor is not acquiring the Shares as a result of, or subsequent to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to it in connection with investments in securities generally.

        (t)    Transferor is not relying on Resaca with respect to the tax and other economic considerations of it relating to its acquisition of the Shares. In regard to such considerations, Transferor has relied on the advice of, or has consulted with, only its own advisors.

        (u)   Transferor will not sell or otherwise transfer any of the Shares without registration under the Act or an exemption therefrom and fully understands and agree that Transferor must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless the Shares are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available. Transferor acknowledges that if any transfer of the Shares is to be made in reliance on an exemption under the Act, the issuer of the Shares may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption under the Act.

        (v)   To the best knowledge of Transferor, the sale and purchase of the Shares hereunder does not violate any law or regulation applicable to Transferor.

        (w)  Transferor acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificate representing the Shares: "THE SECURITIRES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER T HE SECURTIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURTIES UNDER SAID ACT OR (II) AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

        (x)   Transferor is purchasing the Shares in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in compliance with the requirements of Rule 10b5-1 promulgated under the Exchange Act, and at a time when Transferor is not aware of or in possession of material nonpublic information about the Shares or Resaca. Transferor is not aware of any "material nonpublic information" about the Shares or Resaca, as such term is defined under Rule 10b5-1 and the judicial opinions construing Rule 10b5-1. Transferor has consulted with legal counsel and other advisors in connection with the decision of Transferor to purchase the Shares and has confirmed that its purchase of the Shares meets the criteria set forth in Rule 10b5-1. Transferor has not received or relied on any representation by Resaca regarding its compliance with Rule 10b5-1. Transferor understands and agrees that, if Transferor is an affiliate or control person for purposes of the Act or the Exchange Act, then the purchase of the Shares shall be made in accordance with Rule 10b-18 promulgated under the Exchange Act.

ARTICLE 5—TRANSFEREE'S REPRESENTATIONS AND WARRANTIES

        Resaca represents and warrants to Transferor as of the date hereof, and the Closing Date that:

        (a)   Resaca is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas;

        (b)   Resaca has full power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated hereby shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite action on the part of Resaca.

        (c)   This Agreement has been duly executed and delivered on behalf of Resaca, and constitutes the legal, valid and binding obligation of Resaca enforceable in accordance with its terms, except as enforceability may be limited by Equitable Limitations. At the Closing, all documents and instruments required hereunder to be executed and delivered by Resaca shall be duly executed and delivered and shall constitute the legal, valid and binding obligations of Resaca enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

        (d)   The execution and delivery of this Agreement by Resaca does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provisions of Resaca's organizational or governing documents, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Resaca is a party or by which any of the Assets owned by Resaca is bound, (c) violate any provision of or require any consent, authorization, or approval under any judgment, decree, judicial or administrative order, award, write, injunction, statute, rule or regulation applicable to Resaca, or (d) result in the creation of any lien, charge or encumbrance of any of the Assets owned by Resaca.

        (e)   There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Transferee threatened against Transferee;

        (f)    Resaca has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement and the transaction provided herein;

        (g)   The Shares to be issued and delivered to Transferor (i) have been duly authorized, (ii) at the time of their issuance, will be validly issued, fully paid, nonassessable, and were not issued in violation of any preemptive rights, and (iii) at the time of their issuance, were issued in compliance with the registration or qualification provisions of the Act and any applicable state securities laws or pursuant to valid exemptions therefrom. The Shares will, upon delivery thereof, be free and clear of all liens, charges, pledges, encumbrances, equities and claims whatsoever, other than (x) those created by Transferee, (y) as set forth herein or in the Lock-in Agreement or (y) restrictions on transfer set forth in state and federal securities laws.

ARTICLE 6—ACCESS TO INFORMATION AND INSPECTIONS

        6.1  Title Files.

        Prior to the execution of this Agreement, Transferor has permitted Transferee and its representatives, at reasonable times during normal business hours, the opportunity to examine and copy, in Transferor's offices at their actual location, all abstracts of title, title opinions, title files, title commitments, title insurance policies, title curative, and other title materials pertaining to the Real Property. No warranty of any kind is made by Transferor as to the information so supplied, and Transferee agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

        6.2  Personal Property Files.

        Prior to the execution of this Agreement, Transferor has permitted Transferee and its representatives, at reasonable times during normal business hours, the opportunity to examine and copy, in Transferor's offices at their actual location, all title files, regulatory information, inspections and reports, maintenance records, mileage logs/records and other information, files, books, records, and data pertaining to the Personal Property. No warranty of any kind is made by Transferor as to the information so supplied, and Transferee agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

        6.3  Inspections.

        Prior to the execution of this Agreement, Transferor has permitted Transferee and its representatives, at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of the Assets for all purposes.

ARTICLE 7—TITLE

        7.1  Title to Assets.

        Transferor has good and marketable title to the Assets, free and clear of any and all liens, claims or encumbrances of any kind or character as of the Closing.

        7.2  Conveyance.

        (a)   Transferor shall convey the Real Property to the Transferee as provided in the warranty deed, substantially in the form attached hereto as Exhibit "D" (the "Warranty Deed"). In addition to the general warranty set forth in the Warranty Deed, the Warranty Deed shall be made with full substitute and subrogation to Transferee in and to the covenants and warranties by others heretofore given or made to Transferor with respect to the Real Property.

        (b)   Transferor shall convey the Personal Property to the Transferee as provided in the bill of sale, substantially in the form attached hereto as Exhibit "E" (the "Bill of Sale"). The Bill of Sale shall be made without warranty of title, either express, implied, statutory or otherwise, except that Transferor shall warrant title to the Personal Property against all claims, liens, burdens and encumbrances arising by, through or under Transferor, but not otherwise.

        (c)   THE PERSONAL PROPERTY, AND THE IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE REAL PROPERTY ARE SOLD HEREUNDER "AS IS, WHERE IS, AND WITH ALL FAULTS" AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY OR ON BEHALF OF TRANSFEROR. IT IS UNDERSTOOD AND AGREED THAT PRIOR TO CLOSING TRANSFEREE SHALL HAVE INSPECTED THE PERSONAL PROPERTY FOR ALL PURPOSES AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT TRANSFEREE ACCEPTS SAME IN ITS "AS IS, WHERE IS AND WITH ALL FAULTS" CONDITION. TRANSFEREE HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, OR CONFORMITY TO SAMPLES.

ARTICLE 8—TRANSFER OF SHARES TO TORCH E&P

        The Parties acknowledge that Permian Basin intends to transfer all of the Shares to Torch E&P, an affiliate of Permian Basin, following the Closing (the "Torch Share Transfer"). Until the Torch Share Transfer is complete, Permian Basin agrees that it shall be bound by all of the terms and conditions of the Lock-in Agreement as if it were Torch E&P and a signatory thereto and Permian Basin will not effect any Disposal (as defined in the Lock-in Agreement) of its interest in all or any Shares except in accordance with the terms and conditions of the Lock-in Agreement.

 ARTICLE 9—CLOSING

        9.1  Closing.

        The closing of the transactions contemplated herein (the "Closing") shall be held at the offices of Transferee, located at 1331 Lamar, Suite 1450, Houston, Texas 77010, on the date hereof or at such later date or place as the Parties may agree in writing (herein called "Closing Date"). Time is of the essence and the Closing Date shall not be extended unless by written agreement of the Parties. The Closing may, with the consent of the Parties, take place by delivering an exchange of documents by facsimile transmission or electronic mail with originals to follow by overnight mail service or courier.

        9.2  Transferor's Closing Obligations.

        At the Closing, except to the extent comprising the Excluded Assets, Transferor shall deliver to Transferee the following:

        (a)   the Warranty Deed, the Bill of Sale and such other documents as may be reasonably necessary to convey all of Transferor's interest in the Assets to Transferee in accordance with the provisions hereof, executed and notarized by Transferor;

        (b)   all necessary and appropriate title transfer documentation (including original vehicle title certificates) for all vehicles, (trucks, trailers and construction equipment) identified in Exhibit "A";

        (c)   originals of all records and files relating to the Assets; and

        (d)   exclusive possession of the Assets.

        9.3  Transferee's Closing Obligations.

        At the Closing, Transferee shall deliver to Transferor the following:

        (a)   the Shares; and

        (b)   the Bill of Sale.

ARTICLE 10—ASSUMPTION AND INDEMNITY

        10.1  Transferor's Indemnity Obligation.

        If Closing shall occur, then effective from and after the Closing Date (unless otherwise provided for herein), Transferor hereby agrees to defend, indemnify and hold Transferee harmless from and against any and all Claims arising out of, resulting from or relating to: (a) any breach by Transferor of Transferor's representations, warranties or covenants set forth in this Agreement; and (b) fees, commissions or other remuneration of brokers or finders acting on behalf of Transferor in connection with the transactions contemplated by this Agreement.

        10.2  Transferee's Indemnity Obligation.

        If Closing shall occur, from and after the Closing Date (unless otherwise provided for herein), Transferee hereby agrees to defend, indemnify and hold Transferor harmless from and against any and all Claims arising out of, resulting from, or relating to: (a) any breach by Transferee of Transferee's representations, warranties or covenants set forth in this Agreement; and (b) fees, commissions or other remuneration of brokers or finders acting on behalf of Transferee in connection with the transactions contemplated by this Agreement.

        10.3  Extent of Indemnification.

        Without limiting or enlarging the scope of the indemnification, disclaimer and assumption obligations set forth in this Agreement, to the fullest extent permitted by Law, an Indemnitee shall be entitled to indemnification hereunder in accordance with the terms hereof, regardless of whether the indemnifiable loss giving rise to any such indemnification obligation is the result of the sole, active, passive, concurrent or comparative negligence, strict liability or other legal fault or violation of any Law of or by any such Indemnitee. Transferee and Transferor acknowledge that this statement complies with the express negligence rule and is conspicuous.

        10.4  Indemnity Procedures.

        From and after Closing, any demand for indemnity hereunder shall be made by written notice, together with a written description of any Claims asserted stating the nature and basis of such Claim and, if ascertainable, the amount thereof ("Indemnity Claim Notice"). The Party upon whom notice is served shall have a period of twenty (20) days after receipt of such notice within which to respond thereto or, in the case of an underlying demand which requires a shorter time for response, then within such shorter period as specified in such notice (the "Notice Period"). If the Party upon whom notice is served denies liability or fails to provide the defense for any Claim, the other Party may defend or compromise the Claim as it deems appropriate. If the Party upon whom notice is served accepts liability and responsibility for the defense of any Claim, it shall so notify the other Party as soon as is practicable prior to the expiration of the Notice Period and undertake the defense or compromise of such Claim with counsel selected by the Party accepting such liability. If the Party on whom notice is served undertakes the defense or compromise of such Claim, the other Party shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any Claim shall be made without reasonable notice to the other Party, and without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed. No such approval shall be withheld if such compromise or settlement includes a general and complete release of the other Party, its successors, assigns, Affiliates and their respective Representatives in respect of the matter, with prejudice, and with no express or written admission of liability on the part of the other Party, its Affiliates and their respective Representatives, and is without cost or liability and has no constraints on the future conduct of its or their respective businesses. Purchaser and Transferor acknowledge that their obligations to indemnify, defend and hold the other Party and its Affiliates harmless under this Agreement include obligations to pay the attorneys' fees and court and arbitral costs incurred by the other Party and its Affiliates in defending said Claims, regardless of the merits of said Claims, where the Party to whom notice is served hereunder denies liability or fails to provide the defense for any said Claim. Transferor and Transferee shall have the right at all times to participate, at their sole cost, in the preparation for any defense, hearing or trial related to the indemnities set forth in this Agreement, as well as the right to appear on their own behalf or to retain separate counsel to represent them at any such hearing or trial.

ARTICLE 11—MISCELLANEOUS

        11.1  Public Announcements.

        The Parties hereto agree that prior to Closing, each may publicly disclose the principal terms of this Agreement following its execution, provided that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the Party desiring to make such public announcement or statement shall consult with the other Party hereto and exercise its best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such Parties; or (ii) obtain written approval of the other Party hereto to the text of a public announcement or statement to be made solely by Transferor or Transferee, as the case may be. Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent (i) required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction; or (ii) necessary to comply with disclosure requirements of the London Stock Exchange or other recognized exchange or over the counter, and applicable securities laws.

        11.2  Filing and Recording of Assignments, etc.

        Transferee shall be solely responsible for all filings and the prompt recording of assignments and other documents related to the transfer of the Assets as contemplated hereunder and for all fees connected therewith, and Transferee shall furnish certified copies of all such filed and/or recorded documents to Transferor. Transferor shall not be responsible for any loss to Transferee because of Transferee's failure to file or record documents correctly or promptly.

        11.3  Further Assurances and Records.

        After the Closing, each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such Party in consummation of the transactions contemplated hereby.

        11.4  Notices.

        Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be in writing and may be given by personal delivery, facsimile, US mail (postage prepaid), or commercial delivery service, and any communication hereunder shall be deemed to have been duly given and received when actually delivered to the address of the Parties to be notified as set forth below and addressed as follows:

        If to Transferor, as follows:

  Permian Basin Well Services, LLC
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Fax: (713) 655-1711
  Attention: Dennis Hammond

  With a copy to:

  Permian Basin Well Services, LLC
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Fax: (713) 655-1711
  Attention: General Counsel

  If to Transferee, as follows:

  Resaca Exploitation, Inc.
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Fax: (713) 655-1711
  Attention: John J. Lendrum, III

  With a copy to:

  Resaca Exploitation, Inc.
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Attention: General Counsel

  and

  Haynes and Boone, LLP
  One Houston Center
  1221 McKinney, Suite 2100
  Houston, Texas 77010
  Fax: (713) 236-5540
  Attention: Bryce D. Linsenmayer, Esq.

Provided, however, that any notice required or permitted under this Agreement will be effective if given verbally within the time provided, so long as such verbal notice is followed by written notice thereof in the manner provided herein within twenty-four (24) hours following the end of such time period. Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

        11.5  Incidental Expenses.

        Transferee shall bear and pay (i) all state or local government sales, transfer, gross proceeds, or similar taxes incident to or caused by the transfer of the Assets to Transferee, (ii) all documentary, transfer and other state and local government taxes incident to the transfer of the Assets to Transferee; and (iii) all filing, recording or registration fees for any assignment or conveyance delivered hereunder. Each Party shall bear its own respective expenses incurred in connection with the negotiation and Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

        11.6  Waiver

        Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party's right to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

        11.7  Binding Effect.

        All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall inure to the benefit of, and be binding upon, and shall be enforceable by, the Parties hereto and their respective successors and assigns.

        11.8  Taxes.

        (a)   Transferor and Transferee agree that this transaction may be subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and that, therefore, IRS Form 8594, Asset Acquisition Statement, will be filed for this transaction. The Parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation.

        (b)   Transferor shall be responsible for all state, local and federal property, ad valorem, excise, and severance taxes attributable to or arising from the ownership or operation of the Assets prior to the Effective Time. Transferee shall be responsible for all property and severance taxes attributable to or arising from the ownership or operation of the Assets after the Effective Time. Any Party which pays such taxes for the other Party shall be entitled to prompt reimbursement upon evidence of such payment. Each Party shall be responsible for its own federal and state income taxes, if any, as may result from this transaction. The Parties acknowledge and agree that the Transfer Price has been adjusted to reflect the proper allocation between the Parties of all state, local and federal property and ad valorem taxes on the Real Property for 2009 and neither Party shall be entitled to reimbursement from the other for such taxes.

        (c)   If this transaction is determined to result in state sales or transfer taxes, Transferee shall be solely responsible for any and all such taxes due on the Assets acquired by Transferee by virtue of this transaction. If Transferee is assessed such taxes, Transferee shall promptly remit same to the taxing authority. If Transferor is assessed such taxes, Transferee shall reimburse Transferor for any such taxes paid by Transferor to the taxing authority.

        11.9  Governing Law.

        THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN HARRIS COUNTY, TEXAS.

        11.10  Entire Agreement.

        This Agreement embodies the entire agreement between the Parties and replaces and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, whether written or oral. No other agreement, statement, or promise made by any Party, or to any employee, officer or agent of any Party which is not contained in this Agreement shall be binding or valid. This Agreement may be supplemented, altered, amended, modified or revoked by a writing only, signed by the Parties hereto. The headings herein are for convenience only and shall have no significance in the interpretation hereof. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof. It is understood and agreed that there shall be no third-party beneficiary of this Agreement, and the provisions hereof do not impart enforceable rights in anyone who is not a direct, initial Party hereto.

        11.11  Severability.

        If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable, and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

        11.12  Exhibits.

        All Exhibits attached to this Agreement, and the terms of those Exhibits which are referred to in this Agreement, are made a part hereof and incorporated herein by reference.

        11.13  Survival.

        Unless otherwise specifically provided in this Agreement, all of the representations, warranties, indemnities, covenants and agreements of or by the Parties hereto shall survive the execution and delivery of the Warranty Deed and Bill of Sale.

        11.14  Counterparts.

        This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one (1) agreement.

        11.15  Subrogation.

        To the fullest extent allowed by law and the applicable agreements with third parties, Transferor grants Transferee a right of subrogation in all claims or rights Transferor may have against third parties to the extent they relate to the Assumed Obligations.

        11.16  No Third-Party Beneficiaries.

        Nothing in this Agreement shall entitle any Person other than Transferee and Transferor to any Claims, remedy or right of any kind, except as to those rights expressly provided to Transferor Indemnitees and Transferee Indemnitees (provided, however, any claim for indemnity hereunder on behalf of a Transferor Indemnitee or a Transferee Indemnitee must be made and administered by a Party to this Agreement).

[Signature page to follow]

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

TRANSFEROR:
PERMIAN BASIN WELL SERVICES, LLC
By:	/s/ MARY LOU FRY
Name:	Mary Lou Fry
Title:	Vice President and Secretary
TRANSFEREE:
RESACA EXPLOITATION, INC.
By:	/s/ DENNIS HAMMOND
Name:	Dennis Hammond
Title:	President and Chief Operating Officer

Signature Page Asset Transfer Agreement

 TORCH E & P COMPANY

AGREEMENT AND ACKNOWLEDGEMENT

        The undersigned, Torch E&P, acknowledges and agrees as follows:

        (a)   Torch E&P has reviewed the Agreement and understands the terms and conditions thereof.

        (b)   Permian Basin, an affiliate of Torch E&P, shall transfer the Shares to Torch E&P following the Closing and Torch E&P shall acquire the Shares from Permian Basin.

        (c)   The obligation of Resaca to acquire and pay for the Assets is expressly subject to and conditioned upon Resaca obtaining shareholder approval of the transactions contemplated in the Agreement at its next annual shareholders meeting which shall occur after the Closing. In the event that Resaca's shareholders do not approve the transactions contemplated in the Agreement and Permian Basin has already transferred the Shares to Torch E&P, simultaneous with the re-conveyance of the Assets to Permian Basin by Resaca, Torch E&P shall transfer and deliver to Resaca all of the Shares free and clear of any and all liens and encumbrances.

        (d)   Following the completion of the Torch Share Transfer, the Shares shall be subject to the terms and conditions of the Lock-in Agreement.

        All capitalized terms not defined above shall have the meanings set forth in the Agreement.

TORCH E & P COMPANY
By:	/s/ MARY LOU FRY
Name:	Mary Lou Fry
Title:	Vice President and Secretary

Torch E&P Company Agreement and Acknowledgement

 EXHIBIT "A"

        Attached to and made a part of that certain Asset Transfer Agreement by and between Permian Basin Well Services, Inc., as Transferor, and Resaca Exploitation, Inc., as Transferee, dated and effective as of the 1st day of July, 2009

Personal Property

I.
WORKOVER RIGS

A.
Well Service Rig No. 101

  1983 CARDWELL Double Drum Back-In Well Service Rig w/LEE Drawworks, S/N-N/A, 1" Tubing Line, 9/16" Sandline, PARKERSBURG 15" Double Hydromatic Brake, PEMCO 96'H 180,000# Static Hook Load Telescoping Mast, Hydraulically Raised & Scoped, Single Raising Ram, Rod Basket, Tubing Board, Anti-Fall Device, Mounted on 4-Axle Carrier p/b DETROIT Series 60 Diesel Engine, ALLISON 5860 Transmission, (4) Hydraulic Leveling Jacks, Hydraulic Utility Winch, Folding Walkways w/Stairs, Fuel, Air & Hydraulic Tanks, Adjustable Work Platform, 425/65R22.5 Front & 11.00R24.5 Rear Tires, Budd Wheels, Lic. # 28P-463.

  Well Service Tools for Well Service Rig No. 101

  1.
  McKISSICK 24-NT-6 3-Sheave Tubing Block w/Duplex Hook

  2.
  1 3/4" × Approximately 84"L Elevator Links

  3.
  BJ BTS Power Tongs w/Backup

  4.
  TB Mark IV 3/4" to 1" Rod Tongs w/Heads & Backup

  5.
  CAVINS TC-101 Tubing Slips

  6.
  GUIBERSON Oil Saver

  7.
  BV & AOT 2 3/8" & 2 7/8" 100-Ton Center Latch Tubing Elevators

  8.
  BJ R-40 Rod Hook

  9.
  (6) O'BANNON Rod Elevators

  10.
  (3) Rod Wrenches

  11.
  PETE'S Pad-Type Weight Indicator

  12.
  Assorted Spare Parts, Rod Fishing Tools, Fire Extinguishers. Hand Tools, Rod & Tubing Subs, Misc. Fittings

  13.
  2007 PACE AMERICAN 7'6"W × 14'L Tandem Axle Well Service Trailer, VIN-47ZUB14217X048979 w/Lockers, Bench Storage, Lic. # O3Z-CYB

B.
Well Service Rig No 103

  HOPPER GXXTA Double Drum Back-In Well Service Rig, S/N-228, LEBUS Grooved f/1" Tubing Line, 9/16" Sand Line, PARKERSBURG 15" Double Hydromatic Brake, p/b DETROIT Series 60 Diesel Engine, ALLISON 4460 Transmission, WILSON 96H 180,000# Telescoping Mast, Hydraulically Raised & Scoped, Single Raising Ram, Rod Basket, Tubing Board, Anti-Fall Device, Mounted on HOPPER 5-Axle Carrier, w/(4) Hydraulic Leveling Jacks, Hydraulic Utility Winch, Folding Walkways w/Stairs, Fuel, Air & Hydraulic Tanks, Adjustable Work Platform, 385/65R22.5 Front & 11R22.5 Rear Tires, Lic. # 69M-882

  Well Service Tools for Well Service Rig No. 103

  1.
  MCKISSICK 100-Ton Tubing Block w/(3) Sheaves f/1" Line

  2.
  (2) 1 3/4" × 96" Elevator Links

  3.
  BJ Hydraulic Tubing Tongs, w/Backup

  4.
  BJ Hydraulic Rod Tongs

  5.
  CAVINS Type C Air Tubing Slips

  6.
  GUIBERSON-Type Oil Saver

  7.
  BV 2 3/8" & 2 7/8" Center-Latch Tubing Elevators

  8.
  40-Ton Rod I look

  9.
  DOUBLE E Rod Stripper

  10.
  (4) Rod Elevators

  11.
  PETE'S Weight Indicator

  12.
  Assorted Spare Parts, Rod Fishing Tools, Fire Extinguishers. Hand Tools, Rod & Tubing Subs, Misc. Fittings

  13.
  2006 PACE AMERICAN 7'6" W × 14'L Crew Trailer, VIN-47ZUB14227X048747, w/Lockers, Bench, LPG Heater w/Bottle, Lic. # 87Z-DST

C.
Well Service Rig No. 104

  1972 HOOPER GXXTA Double Drum Back-In Well Service Rig, S/N-N/A, 1" Tubing Line, 9/16" Sandline, PARKERSBURG 15" Double Hydraulic Brake, PEMCO 99'H 180,000# Telescoping Mast, Hydraulically Raised & Scoped, Single Rising Ram, Rod Basket, Tubing Board, Anti-Fall Device, Mounted on 4-Axle carrier p/b DETROIT 60 Series Diesel Engine, ALLISON 4460 Transmission, (4) Hydraulic Leveling Jacks, Hydraulic Utility Winch, Folding Walkways s/Stairs, Fuel, Air & Hydraulic Tanks, Adjustable Work Platform, 385/65R22.5 Front & 11R22.5 Rent: tires, Budd Wheels, Lic. # 28P-468.

  Well Service Tools

  1.
  McKISSICK 24-NT-6 100-Ton 3-Sheave Tubing Block w/Duplex Hook

  2.
  1 3/4" × 96L" Elevators Links

  3.
  CARTER TOOLS Model RS Tubing Tong w/Backup

  4.
  BJ Mark IV Rod Tongs w/Backup

  5.
  CAVINS TC-101 Tubing Slips

  6.
  GUIBERSON-Type Oil Saver

  7.
  BV 2 3/8" & 2 7/8" 100-Ton Center Latch Tubing Elevators

  8.
  BJ R-40 Rod Hook

  9.
  DOUBLE E Rod Stripper

  10.
  (4) O'BANNON Rod Elevators

  11.
  (4) Rod Wrenches

  12.
  PETE'S Pad-Type Weight Indicator

  13.
  Assorted Spare Parts, Rod Fishing Tools, Fire Extinguishers, Hand Tools, Rod & Tubing Subs, Misc. Fittings

  14.
  2006 PACE AMERICAN 7'6"W × 14'L Crew Trailer, VIN-47ZUB142X6X045576 w/Lockers, Bench Storage, 265x1s Tires, Lic. #92Y-XVR.

II.
REVERSE UNITS/TANK

1.
GARDNER-DENVER PE-5 RJM Triplex Pump, S/N-653366, p/b DETROIT 6V-71 Diesel Engine w/EATON-FULLER Manual Transmission, Mounted on Shopbuilt Single Axle Lowboy Trailer w/4'H × 8'W × 12'L Reverse Circulating Tank, 2" Manifold w/(4) Plug Valves, Type D Pressure Gauge, 10.00x20 Tires, Budd Wheels, Lic #693-M36, Unit # 402

2.
GARDNER-DENVER PE-5 Triplex Pump, S/N-4622224, p/b CUMMINS M-11 V-6 Diesel Engine w/ALLISON 524 Transmission, 8'W × 5'11 × 3'H × 17'L 2-Level Reverse Circulating Tank, 2" Manifold w/(4) Plug Valves, Type D Pressure Gauge, Mounted on 8'W × 40'L Tandem Axle Lowboy Trailer, 10.00Rx15 tires, Budd Wheels, Lic #694-M36, Unit # 401

3.
7'6"W × 4'H × 20'L Mud Tank, Skidded

III.
POWER SWIVELS

1.
BOWEN S-2.5 Power Swivel, S/N-N/A, on 2006 PARKER Tandem Axle Gooseneck Trailer, VIN-13ZGN142061004094, w/Hydraulic Power Unit p/b DETROIT 6V-92T Diesel Engine w/Electric Starter, Radiator, Gauges, Operator's Control Panel, Hose Reels, Hoses, Fuel & Hydraulic Tanks, Tubing Stripper, Lic. #70Y-XVP

2.
BOWEN S-2.5 Power Swivel, S/N-N/A, on Tandem Axle Gooseneck Trailer, VIN-N/A, w/Hydraulic Power Unit p/b DETROIT 6V-92 Diesel Engine w/Electric Starter, Radiator, Gauges, Operator's Control Panel, Hose Reels, Hoses, Fuel & Hydraulic Tanks, Tubing Stripper, Lic #69M-885

IV.
VEHICLES

A.
Trucks

1.
2006 CHEVROLET 2500HD Crew Cab Pickup, VIN-1GCHC23U56F140328, p/b Gas Engine, Automatic Transmission, Auxiliary Fuel Tanks w/Pump, Grille Guard, Lic #94MXC3 (Unit #302)

2.
2006 FORD F-250 XL Crew Cab Pickup, VIN-1FTSW20596EC94556, p/b Gas Engine, Auxiliary Fuel Tank w/Pump, Grille Guard, 76,773 Miles on Odometer, Lic #53Z-PY4 (Unit #305)

3.
2006 FORD F-250 XL Extended Cab Pickup, VIN-1FTSX20586EO61676, p/b Gas Engine, Automatic Transmission, Auxiliary Fuel Tank w/Pump, Grille Guard, Lic #77L-MT7 (Unit #206)

4.
2006 CHEVROLET 2500HD 4x4 Crew Cab Pickup, VIN-1GCHK23U36F201050, p/b Gas Engine, Automatic Transmission, Lic #09Z-KB3 (Unit #202)

5.
2007 FORD F-150 XLT Super Crew Pickup, VIN-1FTRW12W57FA19132, 114,000 Miles on Odometer, Lic. # 57Z-RB4 (Unit #200)

B.
Trailers

1.
Shopbuilt 38'L Tandem Axle Pipe-Frame Collar Trailer, Lic #83Z-NJJ, OA(G)

2.
2006 DISCOUNT TRAILER 14'L Tandem Axle Utility Trailer, VIN-D9FS142261131128, Lic #29Y-TPB, OA(G) Appearance

3.
Tandem Axle Utility Trailer w/CASTER 2 × 3 Centrifugal Pump p/b DEUTZ 3-Cylinder Diesel Engine, CURTIS Air Compressor p/b Gas Engine

  C.
  Construction Equipment

  1.
  GALION 550 Articulated Motor Grader, S/N-N/A, p/b Diesel Engine, 4676 Hours on Meter w/Moldboard, Scarifer, 17.5x25 Tires OA(F)

V.
RELATED EQUIPMENT

1.
(6) 3 1/8"OD × 28'L to 30'L Drill Collars (G)

2.
(6) 3 3/8"OD × 28'L to 30'L Drill Collars (F)

3.
558' (18 Joints) 2 7/8" EUE Range 2 Tubing

4.
(2) 42"H × 28'L Triangular Pipe Racks

5.
(2) 42"H × Approximately 14'L Triangular Pipe Racks

6.
15" DR Hydromatic Brake (Rebuilt)

7.
15" DR Hydromatic Brake (Salvage)

8.
3 1/2" EUE Tubing Elevator

9.
Line Scale Weight Indicator

10.
McKISSICK 75-Ton Tubing Block (Refurbished)

11.
Spare BJ Tubing longs

12.
Spare BJ Rod Tongs

13.
SPICER Dropbox

14.
2 3/8" Tubing Elevator

15.
BV 2 3/8" Tubing Elevator

16.
GUIBERSON Air Slips

VI.
SHOP EQUIPMENT

1.
POLAR-COOL Shop Cooler

2.
DURAPRESS Force 25DA H-Frame Press, S/N-72869, Hydraulic Cylinder

3.
CENTRAL MACHINERY Floor Model Drill Press, S/N-05202Q0009

4.
DAYTON 8" Dual-Arbor Bench Grinder w/Pedestal

5.
(2) LINCOLN E300 Welders

6.
MILLER Millermatic 251 Welder w/Wire Feeder

7.
MAKITA Chop Saw

8.
4' × 8' Steel Shop Table w/WILTON Vise

9.
CHICAGO ELECTRIC Battery Charger

10.
Oil-Fired Electric Shop Heater

11.
HUSKY PRO 60-Gallon Vertical Shop Air Compressor

12.
HOIST-A-FRAME w/JET L-90 1 1/2-Ton Chain Hoist

 EXHIBIT "B"

        Attached to and made a part of that certain Asset Transfer Agreement by and between Permian Basin Well Services, Inc., as Transferor, and Resaca Exploitation, Inc., as Transferee, dated and effective as of the 1st day of July, 2009

Real Property

The East Five (5) acres of a 10 Acre Tract of land in the South part of Section 32, Block 42, T-2-S, T & P Ry. Company Survey, Ector County, Texas, described by metes and bounds as follows, to-wit:

BEGINNING at a.1/2" iron pipe in the South boundary of Section 32, Block 42, T-2-S, T & P Ry. Company Survey, Ector County, Texas for the Southeast corner of a 10-Acre tract and this tract, from which point a 4" galvanized iron pipe in the East boundary of State Farm Road 2227 and at the Southeast corner of Section 32, bears N75°18'E, 2732.55 feet;

THENCE N15°23'W, with the East boundary of 10-Acre tract, 982.6 feet to a 1/2" iron pipe for the Northeast corner of 10-Acre tract and this tract;

THENCE S74°47'W, with the North boundary of 10-Acre, tract, 222.0 feet to a 60 d nail for the Northwest corner of this tract, from which point a 5.5" iron rod at the Northwest corner of said 10-Acre tract bears S74°17'W, 222.0 feet;

THENCE S15°22-1/2' E, 980.6 feet to an iron bolt in the South boundary of 10-Acre tract for the Southwest corner of this tract, from which point a 60 d nail at the Southwest corner of 10-Acre tract bears S75°18'W, 222.15 feet;

THENCE N75°18'E, with South boundary of 10-Acre tract, 222.15 feet to the PLACE OF BEGINNING, containing 5.0 acres of land, and being the East 5.0 acres of said 10-acre tract.